Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Masimo Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Common Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Rights	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Units	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A
(1)     Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)    The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(3)     An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.